Exhibit 99.1


                     Renegade Venture (NEV.) Corp. Announces
                         Third Quarter Financial Results

     o    Consolidated revenues increase 59% compared to third quarter 2003

     o    Consolidated revenues increase 32.4% in the first nine months of 2004

     o Company reports net income of $678,655, or $0.02 per share for third quarter; $2.3 million, or $0.10 per share for nine months

     o    Reiterates guidance of $2.5 million net income for fiscal 2004


TUCSON, Ariz.--November 15, 2004 --Renegade Venture (NEV) Corp. (OTCBB: RDVN -
News), a leading provider of aircraft parts sales and support, and scheduled maintenance, repair and overhaul (MRO) services for commercial airlines, charter airlines and aviation leasing companies, today announced financial results for the third quarter and nine-month period ended September 30, 2004.

Revenue for the quarter was $8.1 million, a 59 percent increase compared to the $5.1 million reported for the third quarter of 2003. The Company reported net income of $678,655, or $0.02 per share, compared to a net loss of $901,316, or $(0.06) per share, last year.

Hamilton Aerospace, a wholly owned subsidiary of Renegade Venture Corp., contributed $6.6 million in revenue for the quarter, and net income of $503,470. Our recent acquisition, World Jet, another wholly owned subsidiary of Renegade Venture Corp. contributed $1.9 million in revenue and net income of $180,150.

Revenue for the nine-month period ended September 30, 2004 was $16.7 million, an increase of 32.4 percent compared to the $12.6 million reported for the first nine months of 2003. The Company reported net income for the nine-month period of $2.3 million, or $0.10 per share, on a GAAP weighted average issued and outstanding basis, compared to a net loss of $1.4 million, or $(0.01) per share for the same quarter last year.

RDVN has reiterated its revised guidance of October 8, 2004, that net income will meet or exceed $2.5 million for fiscal 2004.

John Sawyer, President and Chief Operating Officer of Renegade and Hamilton Aerospace, commented, "The Company's balance sheet, operating results and business growth are all trending in a positive direction despite a continuing malaise in the air transportation sector. Many of the Company's principal revenue sources are counter-cyclical in nature, which we believe will continue to drive strong top and bottom line growth for the foreseeable future. We are particularly pleased by the expansion of our customer base through the addition of new client airline operators such as Air California, Teebah Airlines, Iraqi Airways, Shaheen Air International and the Presidential Fleet of Mexico."

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During the quarter, Hamilton Aerospace completed several aircraft trading transactions that contributed nearly $3 million in revenues. These transactions included the purchase and resale of two Boeing 737-200 aircraft to Teebah Airlines to be used by the new Iraqi flag carrier Iraqi airways.

Renegade and HAT Chairman Ian Herman added, "The addition of a rapidly expanding aircraft trading segment to our business model, coupled with the recent acquisition of World Jet and the continued growth of Hamilton Aerospace's aircraft maintenance business, has now created the opportunity to build a vertically integrated aerospace company with the potential to become an increasingly significant player in the international aviation industry. Renegade's aircraft sales and leasing, parts sales and maintenance divisions all promote and support each other in very meaningful ways. HAT's technical expertise and industry-wide contacts brings immediate credibility and competitive advantages to Renegade's aircraft sales and leasing activities. In turn, Renegade's aircraft trading activities generates locked-in aircraft maintenance business for HAT. Simultaneously, World Jet can capitalize on all the aircraft parts requirements of HAT and Renegade's aircraft trading customers. We believe that these synergistic elements will provide a tremendous opportunity to build shareholder value over time as we leverage the core capabilities of each business unit."

The Company completed the quarter with a current ratio of 2 to 1, and $677,890 in cash on its balance sheet. Stockholder's equity increased to $6.06 million from negative $1.2 million as of December 31, 2003.

Management will conduct a conference call on Tuesday, November 16, 2004, at 4:15 ET to discuss the financial results. Interested parties can access the call at 1-877-692-2592 from within the United States, or 1-973-582-2700 if dialing internationally approximately five minutes prior to the start of the call. The call will be webcast live via the Internet, and can be viewed at www.renegadeventurecorp.com for up to 30 days following the call. A replay of the call will be available through November 23, 2004 by dialing 1-877-519-4471 domestically and 1-973-341-3080 internationally and entering access code 5396250.

About Renegade Venture

Through its Hamilton Aerospace and World Jet subsidiaries, Renegade provides parts support and maintenance, repair and overhaul (MRO) services for large passenger jet aircraft to scheduled and charter airlines and aviation leasing companies. Hamilton Aerospace and World Jet operate from adjacent facilities comprising about 30 acres located at Tucson International Airport. These facilities include hangars, workshops, warehouses, offices and other buildings. Notable customers include United Parcel Service, Falcon Air Express, Jetran International, Goodrich Corporation, AAR, National Jet Systems, Pemco, San Antonio Aerospace, Pegasus Aviation, Northern Air Cargo, Asia Pacific Airlines, Iraqi Airways and the Presidential Fleet of Mexico.

Renegade's member Web site is located at www.renegadeventurecorp.com. The Hamilton Aerospace Web site is located at www.hamaerotech.com.

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 or regulations thereunder. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. These risks include the economic health of the airline industry, demand for Hamilton Aerospace's services, and competitive pricing pressures. In addition, other risks are detailed in Renegade's Form 10-KSB filed on April 15, 2003. These statements speak only as of the above date, and Renegade disclaims any intent or obligation to update them.

Contact:
     Renegade Venture Corp., Tucson
     Ian Herman, 520-275-6059
     iherman@hamaerotech.com
     -----------------------
              or
     Alliance Advisors, LLC
     Alan Sheinwald, 914-244-0062
     asheinwald@allianceadvisors.net
     -------------------------------

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                                              RENEGADE VENTURE (NEV) CORPORATION

Consolidated Statement of Operations

                                 For the Three and Nine Months Ended September 30, 2003 and 2004
                                                           (unaudited)

                                                    Three Months ended                      Nine Months ended
                                                       September 30,                          September 30,
                                                 2003                 2004               2003                2004
                                             ------------        ------------        ------------        -----------

Net sales                                    $  5,091,825        $  8,112,082        $ 12,611,185        $ 16,698,987

Cost of sales                                  (4,465,474)         (6,208,825)        (10,640,024)        (11,810,539)
                                             ------------        ------------        ------------        ------------

Gross profit                                      626,351           1,903,257           1,971,161           4,888,448

Selling, general and administrative
expense                                        (1,454,328)         (1,787,144)         (3,021,597)         (3,404,548)
                                             ------------        ------------        ------------        ------------
Penalties                                         (19,976)            (21,255)           (156,277)           (211,767)
                                             ------------        ------------        ------------        ------------

Gain (loss) from operations                      (847,953)             94,858          (1,206,713)          1,272,133

Other income (expense):
     Interest income                               62,063               3,159             187,356              64,551
     Interest expense                            (113,788)            (50,765)           (377,646)           (235,578
     Discounts taken                                                   13,271                                  27,544
     Miscellaneous expense                         (1,643)                                (17,124)             (9,084)
     Miscellaneous income                               5              10,938              10,513              13,521
     Gain on renegotiation of contracts                               607,194                               1,144,502
                                             ------------        ------------        ------------        ------------
Pre-tax net income                               (901,316)            678,655          (1,403,613)          2,277,589

Income tax without carryforward                                      (278,031)                               (933,083)

Reduction from carryforward of NOL                                    278,031                                 933,083
                                             ------------        ------------        ------------        ------------

Net profit (loss)                            $   (901,316)       $    678,655        $(1,403,613)        $  2,277,589
                                             ============        ============        ============        ============

Net profit (loss) per share                         (0.06)               0.02               (0.10)               0.10
Net profit (loss) per share, Fully
diluted                                      $      (0.06)       $       0.02        $      (0.10)       $       0.09
                                             ============        ============        ============        ============



                                               The accompanying notes are an integral
                                    part of these condensed consolidated financial statements.


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                                  RENEGADE VENTURE (NEV) CORPORATION
                                       Consolidated Balance Sheet
                               December 31, 2003 and September 30, 2004


                                               ASSETS

                                                                   2003                    2004
                                                                 (audited)              (unaudited)
                                                                 ----------             ----------
CURRENT ASSETS
Cash and cash equivalents                                        $    8,680             $  677,890
Accounts receivable                                               1,612,945              2,343,017
Note receivable                                                       6,400                149,667
Costs and estimated earnings on uncompleted contracts in                                   137,382
excess of billings
Inventory                                                           570,794              3,289,420
Funds in Escrow                                                                            476,354
Other current assets                                                392,407                366,676
                                                                 ----------             ----------

  TOTAL CURRENT ASSETS                                           $2,591,226             $7,440,406

Property, plant and equipment                                       532,388              1,612,321
Investment                                                                                  25,000
Goodwill                                                                                   597,724
Other non-current assets                                            122,167                126,328
                                                                 ----------             ----------

  TOTAL ASSETS                                                   $3,245,781             $9,801,779
                                                                 ==========             ==========

The accompanying notes are an integral part of these condensed consolidated financial statements.



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                               RENEGADE VENTURE (NEV) CORPORATION
                                   Consolidated Balance Sheet
                             December 31, 2003 and September 30, 2004


                               LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                    2003                     2004
                                                                 (audited)                (unaudited)
                                                               ------------               -----------
CURRENT LIABILITIES
Notes payable - short term                                     $   798,862                $   109,696
Notes payable - related party                                                                 417,000
Accounts payable - trade                                         1,691,853                  1,573,398
Accounts payable - related party                                    71,827
Due to factor                                                      394,391
Customer deposits                                                   27,800                     27,000
Billings in excess of costs and estimated
  earnings on contracts in progress                                323,686
Accrued liabilities                                                688,518                    927,323
Income taxes payable                                                                          311,182
Commitments and contingencies
Shares subject to mandatory redemption                             400,535                    400,535
                                                               -----------                -----------

  TOTAL CURRENT LIABILITIES                                    $ 4,397,472                $ 3,766,134

LONG-TERM LIABILITIES
Notes payable - long term portion
                                                               -----------                -----------

  TOTAL LONG-TERM LIABILITIES
                                                               -----------                -----------

  TOTAL LIABILITIES                                              4,397,472                  3,766,134
                                                               ===========                ===========


STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 50,000,000 shares
  authorized 14,680,000 and 30,650,386 shares
  issued 2003 and 2004 and 14,680,000 and
 30,650,386 shares outstanding 2003 and 2004                        18,110                     31,280
Additional paid-in capital                                       2,412,123                  6,976,700
Deferred compensation                                             (332,000)
Contributed capital                                                620,289                    620,289
Retained earnings                                               (3,870,213)                (1,592,624)
                                                               -----------                -----------

  Total paid-in capital and accumulated deficit                 (1,151,691)                 6,035,645
                                                               -----------                -----------

  TOTAL STOCKHOLDERS' EQUITY                                    (1,151,691)                 6,057,253
                                                               ===========                ===========

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 3,245,781                $ 9,801,779
                                                               ===========                ===========

  The accompanying notes are an integral part of these condensed consolidated financial statements.
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